CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 (the “Registration Statement”) of our reports dated December 17, 2019, relating to the financial statements and financial highlights, which appear in T. Rowe Price Overseas Stock Fund’s and T. Rowe International Stock Fund’s (two of the funds constituting T. Rowe Price International Funds, Inc.) Annual Reports on Form N-CSR for the year ended October 31, 2019. We also consent to the references to us under the headings “Financial Statements” and “Documents Incorporated By Reference” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Baltimore, Maryland

July 22, 2020

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 (the “Registration Statement”) of our reports dated December 17, 2019, relating to the financial statements and financial highlights, which appear in T. Rowe Price Institutional International Core Equity Fund’s and T. Rowe Price Institutional International Growth Equity Fund’s (two of the funds constituting T. Rowe Price Global Funds, Inc. (formerly known as T. Rowe Price Institutional International Funds, Inc.)) Annual Reports on Form N-CSR for the year ended October 31, 2019. We also consent to the references to us under the headings “Financial Statements” and “Documents Incorporated By Reference” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Baltimore, Maryland

July 22, 2020